EXHIBIT 99.1

                  ALLEGIS HEALTH SERVICES, INC.
                  AND AFFILIATES

                  COMBINED FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 1995,
                  TOGETHER WITH AUDITORS' REPORT










                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Allegis Health Services, Inc. and Affiliates:

We have audited the accompanying combined balance sheet of Allegis Health Services, Inc. and Affiliates (together, "Allegis") as of December 31, 1995, and the related combined statements of income, stockholders and members' equity and cash flows for the year then ended. These combined financial statements are the responsibility of Allegis' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Allegis as of December 31, 1995, and the combined results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                       /s/ Arthur Andersen LLP
                                                       -----------------------

Washington, D.C.,
    June 27, 1996














                          ALLEGIS HEALTH SERVICES, INC.
                                 AND AFFILIATES


                             COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 1995

                                     ASSETS

CURRENT ASSETS:
     Cash                                                                                            $   2,499,581
     Accounts receivable (net of allowance of $240,000)                                                  8,986,399
     Prepaid expenses                                                                                      489,185
     Inventory                                                                                             255,524
     Due from third-party payors                                                                           252,824
     Other                                                                                                  21,716
                                                                                                            ------
                  Total current assets                                                                  12,505,229
                                                                                                        ----------

NONCURRENT ASSETS:
     Property, plant and equipment, net                                                                 30,867,935
     Deferred costs, net of accumulated amortization                                                     1,414,319
     Other                                                                                                 305,179
                                                                                                           -------
                  Total noncurrent assets                                                               32,587,433
                                                                                                        ----------
                  Total assets                                                                         $45,092,662
                                                                                                       ===========


                LIABILITIES AND STOCKHOLDERS' AND MEMBERS' EQUITY



CURRENT LIABILITIES:
     Accounts payable and accrued expenses                                                           $   3,721,561
     Wages and payroll taxes payable                                                                     1,136,292
     Accrued vacation                                                                                      597,777
     Short-term borrowings                                                                               5,163,964
     Due to third-party payors                                                                             841,814
     Current maturities of long-term debt                                                                  571,281
     Other                                                                                                   4,758
                                                                                                             -----
                  Total current liabilities                                                             12,037,447
                                                                                                        ----------

LONG-TERM DEBT, net of current maturities                                                               30,934,311

MINORITY INTERESTS                                                                                         309,773
                                                                                                           -------
                  Total liabilities                                                                     43,281,531
                                                                                                        ----------

STOCKHOLDERS' AND MEMBERS' EQUITY:
     Common stock                                                                                            7,250
     Additional paid-in capital                                                                          1,271,278
     Retained earnings and members' equity                                                                 532,603
                                                                                                           -------
                  Total stockholders' and members' equity                                                1,811,131
                                                                                                         ---------
                  Total liabilities and stockholders' and members' equity                              $45,092,662
                                                                                                       ===========



The accompanying notes are an integral part of this combined balance sheet.

                          ALLEGIS HEALTH SERVICES, INC.
                                 AND AFFILIATES


                          COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995

REVENUES:
     Net patient service revenue                                                                       $57,369,711
     Other revenue                                                                                         785,624
                                                                                                           -------
                  Total revenues                                                                        58,155,335
                                                                                                        ----------

EXPENSES:
     Facility operating costs                                                                           43,773,095
     Corporate, general and administrative                                                               5,233,149
     Depreciation and amortization                                                                       1,749,794
     Interest expense                                                                                    3,227,428
     Facility rent expense                                                                               1,635,775
                                                                                                         ---------
                  Total expenses                                                                        55,619,241
                                                                                                        ----------

NET INCOME BEFORE MINORITY INTERESTS                                                                     2,536,094

MINORITY INTERESTS                                                                                         (69,422)
                                                                                                           -------
                  Net income                                                                          $  2,466,672
                                                                                                      ============


    The accompanying notes are an integral part of this combined statement.

                          ALLEGIS HEALTH SERVICES, INC.
                                 AND AFFILIATES


             COMBINED STATEMENT OF STOCKHOLDERS' AND MEMBERS' EQUITY
                             AS OF DECEMBER 31, 1995


                                                                                                       RETAINED
                                                                                   ADDITIONAL          EARNINGS
                                                                    COMMON          PAID-IN          AND MEMBERS'
                                                                    STOCK           CAPITAL             EQUITY
                                                                    -----           -------             ------
STOCKHOLDERS' AND MEMBERS' EQUITY, beginning                         $7,250        $   521,278        $  (319,968)

     Net income                                                           -                  -          2,466,672
     Contributions to Allegis Health Services, Inc.                       -            750,000                  -
     Distributions and dividends                                          -                  -         (1,614,101)
                                                                    -------        -----------        -----------

STOCKHOLDERS' AND MEMBERS' EQUITY, ending                            $7,250         $1,271,278        $   532,603
                                                                     ======         ==========        ===========



    The accompanying notes are an integral part of this combined statement.

                          ALLEGIS HEALTH SERVICES, INC.
                                 AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                                         $2,466,672
     Adjustments to reconcile net income to net cash from operating activities-
         Depreciation and amortization                                                                   1,749,794
         Increase in accounts receivable                                                                (3,591,523)
         Increase in prepaid expenses                                                                      (86,257)
         Increase in inventory                                                                            (252,024)
         Increase in due from third-party payors                                                          (201,254)
         Decrease in other assets                                                                           67,597
         Increase in accounts payable and accrued expenses                                               1,323,743
         Decrease in due to third-party payors                                                            (360,958)
         Decrease in other liabilities                                                                     (40,213)
         Increase in minority interest                                                                      69,422
                                                                                                            ------
                  Net cash from operating activities                                                     1,144,999
                                                                                                         ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property, plant, and equipment                                                        (2,350,742)
                                                                                                        ----------
                  Net cash from investing activities                                                    (2,350,742)
                                                                                                        ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from financing arrangements                                                                6,412,449
     Financing costs                                                                                      (190,740)
     Principal payments on debt                                                                         (2,567,484)
     Distributions and dividends                                                                        (1,614,101)
     Contributions to stockholders' equity                                                                 750,000
     Contributions from minority interests                                                                 246,351
                                                                                                           -------
                  Net cash from financing activities                                                     3,036,475
                                                                                                         ---------

INCREASE IN CASH                                                                                         1,830,732

CASH, beginning of year                                                                                    668,849
CASH, end of year                                                                                       $2,499,581
                                                                                                        ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                                                                             $3,179,469
                                                                                                        ==========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING TRANSACTIONS:
     Financing of Bethesda facility purchase on September 30, 1995-
         Mortgage proceeds                                                                              $5,825,000
         Property, plant, and equipment costs incurred                                                  (5,877,565)
         Deferred costs incurred                                                                          (318,204)
         Real estate taxes paid at settlement                                                              (50,306)
                                                                                                           -------
         Cash paid at settlement for property costs                                                    $  (421,075)
                                                                                                       ===========





     The accompanying notes are an integral part of this combined statement.

                          ALLEGIS HEALTH SERVICES, INC.
                                 AND AFFILIATES


                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1995



1.   ORGANIZATION:

Allegis Health Services, Inc. ("Allegis," formerly Global Health Management, Inc.), is a Maryland-based "S" corporation that was organized in 1989 to provide long-term care and related healthcare services in the Baltimore-Washington metropolitan area. Allegis presently operates the following eight comprehensive care facilities, all of which are owned by Allegis or its stockholders:

o Arcola Nursing and Rehabilitation Center, Inc. - Silver Spring, MD (trading as Allegis Health and Rehabilitation Center - Silver Spring)

o Bay Meadow Nursing and Rehabilitation Center, LLC - Glen Burnie, MD (trading as Allegis Health and Rehabilitation Center - Glen Burnie)

o Camden Yards Nursing and Rehabilitation Center, LLC - Baltimore, MD (trading as Allegis Health and Rehabilitation Center - Baltimore)

o     Circle Manor Nursing Home, Inc. - Kensington, MD
     (trading as Allegis Healthcare Center - Circle Manor)

o     Global Healthcare Center - Bethesda, LLC - Bethesda, MD
     (trading as Allegis Health and Rehabilitation Center - Bethesda)

o     Global Healthcare Center - Overlea, LLC - Baltimore, MD
     (trading as Allegis Health and Rehabilitation Center - Overlea)

o Kensington Gardens Nursing and Rehabilitation Center, LLC - Kensington, MD (trading as Allegis Health and Rehabilitation Center - Kensington)

o Wellington Manor Nursing and Rehabilitation Center, Inc. - Clinton, MD (trading as Allegis Health and Rehabilitation Center - Southern Maryland)

These facilities provide skilled nursing care, comprehensive rehabilitation services, and special programs for patients with chronic or debilitating conditions. Allegis also maintains its own in-house pharmacy and rehabilitation services. Allegis owns 51 percent of Technicare, LLC ("Technicare"), an institutional pharmacy that provides pharmaceuticals, medical supplies, and infusion therapy services to all Allegis facilities and other outside nursing homes. Allegis owns 85 percent of Rehab Solutions, LLC ("Rehab"). Rehab provides contract rehabilitation services to all Allegis facilities and other outside entities.

On January 1, 1996, Wellington Manor Nursing and Rehabilitation Center, Inc. was reorganized as a limited liability company, Allegis Health and Rehabilitation Center-Southern Maryland, LLC ("Southern Maryland"). Allegis and its stockholders maintained all ownership interests in Southern Maryland subsequent to the reorganization.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF COMBINATION

 The combined financial statements include the accounts of Allegis and the affiliated entities discussed in Note 1 (together the "Company"), all of which are commonly controlled. All significant intercompany transactions have been eliminated.

NET PATIENT SERVICE REVENUE

Net patient service revenue is reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered.

Revenue under third-party payor agreements is subject to audit and retroactive adjustment. Provisions for estimated third-party payor settlements are recorded in the period the related services are rendered. Differences between the estimated provisions and the actual settlements are recorded in operations in the year of settlement.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are recorded at cost. Buildings and leasehold improvements are depreciated using the straight-line method over 39 and 15 years, respectively. Furniture, fixtures, and equipment are depreciated over their estimated useful lives using accelerated methods.

DEFERRED COSTS

Deferred costs that are eligible for amortization are amortized using the straight-line method over the following years:

                                                                 YEARS
                                                                 -----

          Organization costs                                       5

          Mortgage acquisition costs                               6

          Patient lists                                            5

          Goodwill                                                15

INCOME TAXES

In lieu of income taxes, the stockholders (for incorporated affiliates) and members (for LLC affiliates) are allocated their proportionate share of the Company's taxable income. Therefore, no provision for income taxes has been
included  in  these  combined  financial   statements.

USE OF ESTIMATES

The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY,  PLANT, AND EQUIPMENT

Property, plant, and equipment consist of the following at December 31, 1995:

          Land                                             $  3,238,140
          Building                                           25,763,964
          Leasehold improvements                                824,584
          Furniture, fixtures, and equipment                  5,576,295
          Less- Accumulated depreciation                     (4,535,048)
                                                             ----------
          Property, plant, and equipment, net               $30,867,935
                                                            ===========



Depreciation expense was $1,535,010 for the year ended December 31, 1995:

4.   DEFERRED COSTS:

Deferred costs consist of the following at December 31, 1995:

          Organization costs                               $   118,084
          Loan origination fees                                 42,296
          Mortgage acquisition costs                           716,347
          Patient lists                                        745,933
          Goodwill                                             343,149
          Other                                                 56,787
          Less- Accumulated amortization                      (608,277)
                                                              --------
          Deferred costs, net                               $1,414,319
                                                            ==========



Amortization expense was $214,784 for the year ended December 31, 1995.

5.   SHORT-TERM BORROWINGS:

Short-term borrowings include bank lines of credit with variable interest rates equal to prime plus 0.5-1.5 percent. Borrowings under the lines of credit were $963,964 at December 31, 1995.

On December 13, 1995, the Company entered into an $8,500,000 revolving credit facility with a financial institution. The interest rate on the facility is equal to prime plus 1.5 percent. The facility is secured by all assets and licenses of Allegis and three affiliates and the receivables of certain affiliates. Borrowings under the facility are limited to 90 percent of eligible accounts receivable. The maximum amount available for borrowing at December 31, 1995 was $6,662,275. At December 31, 1995, borrowings under the credit facility amounted to $4,200,000.

Beginning in fiscal year 1996, the credit facility agreement requires a combined debt service coverage ratio of 1.25 to 1 and an occupancy rate of 90 percent or more in all facilities.

  6.  LONG-TERM  DEBT:

Long-term debt at December 31, 1995, was as follows:

          Mortgages                                               $29,922,656
          Subordinated mortgage                                       840,000
          Notes payable                                               551,003
          Capital lease obligations                                   191,933
                                                                      -------
                            Total long-term debt                   31,505,592
          Less- Current maturities of long-term debt                 (571,281)
                                                                     --------
          Long-term debt net of current maturities                $30,934,311
                                                                  ===========



Interest expense incurred on short-term borrowings and long-term debt for the year ended December 31, 1995, was $3,227,428.

Maturities of long-term debt at December 31, 1995, were as follows:

     YEAR

     1996                                                     $      571,281
     1997                                                            838,499
     1998                                                            658,623
     1999                                                          1,492,512
     2000                                                            939,723
     2001 - 2009                                                  27,004,954
                                                                  ----------
                                                                 $31,505,592
                                                                 ===========



Interest rates on mortgages and notes payable range from 9 to 10.9 percent. In addition, several of the mortgages have variable interest rates equal to prime plus 1-2 percent and are cross-collateralized by other affiliates. The average interest rate on capital lease obligations was 14.8 percent during the year ended December 31, 1995.

Several of the agreements impose certain restrictions regarding financial ratios and facility occupancy levels. At December 31, 1995, the Company was in compliance with all financial covenants and occupancy requirements.

7.   MINORITY INTERESTS:

The amounts reported for minority interests on the combined balance sheet and the combined statement of income represent the outside ownership interests of Technicare and Rehab.

8.   VALUATION AND QUALIFYING ACCOUNTS:

                                                                                 AMOUNT CHARGED
                                              BALANCE AT       AMOUNT CHARGED       TO OTHER          BALANCE AT
              DESCRIPTION                  DECEMBER 31, 1994     TO EXPENSE         ACCOUNTS       DECEMBER 31, 1995
              -----------                  -----------------     ----------         --------       -----------------
Allowance for doubtful accounts             $           -          $(240,000)        $       -           $(240,000)



9.   ACQUISITIONS:

On September 30, 1995, Allegis acquired Global Healthcare Center-Bethesda ("Bethesda") for $6.1 million. The acquisition was accounted for as a purchase. Acquisition costs in excess of fair market value were allocated to goodwill and are being amortized over 15 years.

The combined statement of income includes the results of operations of Bethesda for the three months since acquisition. Had this affiliate been combined as of January 1, 1995, the unaudited pro forma effect on operations would have been to increase net income by approximately $460,000.

10.  RETIREMENT PLAN:

The Company has a 401(k) plan that covers all of its employees who have reached age 21 and have completed one year of service. Employees who elect to participate in the plan enter into a salary reduction agreement. The Company will contribute an amount equal to one-half of each participant's contribution up to 3 percent of his or her compensation. In addition, the Company may contribute discretionary amounts to the plan irrespective of the amount contributed above.

For the year ended December 31, 1995, the Company's retirement expense was $74,822.

11.  RELATED-PARTY TRANSACTIONS:

During 1995, the Company acquired $184,294 of fixed assets and interior design services from a related vendor.

Four of the stockholders of Allegis have personally guaranteed the debt of the Company. The Company is obligated to pay these stockholders a guarantee fee of 1 percent of the amount guaranteed for all debt guaranteed after January 1, 1994. Total guarantee fees expense for 1995 amounted to $231,650. Accrued guarantee fees are $257,710 at December 31, 1995.

Included in long-term debt is a $172,500 note payable to a partnership owned by a stockholder of Allegis. The note accrues interest at the rate of prime plus 1 percent and matures on June 1, 1997.

12.  COMMITMENTS AND CONTINGENCIES:

The Company leases various facilities, office space and equipment through operating leases from several vendors. Future minimum lease payments, which are subject to adjustment for increases in the Consumer Price Index and lessor operating costs, are as follows:

     YEAR                                                           AMOUNT
     ----                                                           ------
     1996                                                           $1,431,625
     1997                                                            1,367,524
     1998                                                            1,363,628
     1999                                                            1,359,710
     2000 and thereafter                                             3,208,336
                                                                     ---------
     Total future minimum lease payments                            $8,730,823
                                                                    ==========



The Company is a defendant in a number of lawsuits arising in the ordinary course of business. In the opinion of management and counsel to the Company, the ultimate outcome of such litigation will not have a material adverse effect on the Company's financial position or results of operations. Additionally, all such claims and any legal costs incurred in defending them are covered by the Company's insurance policies.

13.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

The combined balance sheet carrying amounts of cash, accounts receivable, due from third-party payors, accounts payable and accrued expenses, and due to third-party payors approximate fair value due to the short-term nature of these items. Interest rates on short-term borrowings adjust frequently based on current market rates; accordingly, the carrying amount of short-term borrowings is equivalent to fair value. Fair value for long-term debt was determined by discounting future cash flows using the Company's current market rate for long-term debt.

The estimated fair values of the Company's financial instruments are as follows:

                                                                CARRYING         ESTIMATED
                                                                 AMOUNT            VALUE
                                                                 ------            -----
Cash                                                           $  2,499,581      $  2,499,581
Accounts receivable, net                                          8,986,399         8,986,399
Due from third-party payors                                         252,824           252,824
Accounts payable and accrued expenses                             5,502,630         5,502,630
Short-term borrowings                                             5,163,964         5,163,964
Due to third-party payors                                           841,814           841,814
Long-term debt (including current maturities)                    31,505,592        31,596,855


14.  CONCENTRATION OF REVENUES IN D.C. MEDICAID PROGRAM:

During 1995, approximately 11 percent of the Company's net patient service revenue was derived from the District of Columbia's Medicaid program. The current funding of this program is 60 to 90 days behind filed claims. Reduction of this lag is subject to future budgetary appropriations. However, the delays in payment have not had a material impact on the Company's operations.

15.  CONCENTRATIONS OF CREDIT RISK:

The mix of receivables from patients and third-party payors for 1995 was as follows:


     Maryland Medicaid                                         60%
     D.C. Medicaid                                             20
     Medicare                                                   9
     Other third-party payors                                   3
     Private payors                                             8
                                                              ----
                                                              100%
                                                              ====